Exhibit 32.1

Universal Ice Blast, Inc.

CERTIFICATION REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Universal Ice Blast, Inc., a Nevada Corporation, (the “Company”) hereby certifies to such officer’s knowledge that:

The Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:

/s/  RORY CLARKE

Rory Clarke

Chief Executive Officer and Chief Financial Officer

November 20, 2003

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-QSB or a separate disclosure document.